EXHIBIT 23.8

         [LETTERHEAD OF HIRSCH, OELBAUM, BRAM & HANOVER]

                  INDEPENDENT AUDITORS' CONSENT

The Board of Directors of
The Loewen Group Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 of The Loewen Group Inc. of our report dated February 27, 1995 and April 23, 1996 as to Note 8, with respect to the financial statements of Cemetery Gardens, Inc., as of December 31, 1994 and for the year then ended included in the Current Report on Form 8-K of The Loewen Group Inc. dated May 1, 1996.

/s/ Hirsch, Oelbaum, Bram & Hanover, C.P.A., P.C.
New York, New York
March 20, 1997

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         [LETTERHEAD OF HIRSCH, OELBAUM, BRAM & HANOVER]

                  INDEPENDENT AUDITORS' CONSENT

The Board of Directors of
The Loewen Group Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 of The Loewen Group Inc. of our report dated May 15, 1995 and, with respect to the financial statements of Beverly Hills Cemetery Corporation, Inc., as of December 31, 1994 and for the year then ended included in the Current Report on Form 8-K of The Loewen Group Inc. dated May 1, 1996.

/s/ Hirsch, Oelbaum, Bram & Hanover, C.P.A., P.C.
New York, New York
March 20, 1997